Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K of Zoran Corporation for the year ended December 31, 2008.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

August 7, 2009